UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2019

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7 Corporate Park

Norwalk, Connecticut 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (203) 890-0557

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock, $.0001 par value per share	REED	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Reed’s Inc., a Delaware corporation (“Reed’s”) entered into an Executive Employment Agreement (“Agreement”) with Thomas J. Spisak to serve as Reed’s Chief Financial Officer, effective December 2, 2019 and continuing thereafter unless terminated by either Reed’s or Mr. Spisak, with or without notice and with or without cause, pursuant to the terms of the Agreement.

Pursuant to the Agreement, Mr. Spisak will receive a base salary at the initial rate of $250,000 per year. Mr. Spisak will also receive a performance based cash bonus at a target amount of 30% of his then current base salary. After 90 days, Mr. Spisak will be eligible to receive an initial equity award of 150,000 incentive stock options and 150,000 restricted stock awards (collectively “Initial Equity Award”) in accordance with the terms and conditions of available plan and subject to board approval and plan availability. Of the Initial Equity Award, one-half (75,000 options and 75,000 restricted stock awards) will vest in equal increments on each of the first, second, third and fourth anniversaries of the grant date. The remainder (75,000 options and 75,000 restricted stock awards) will vest based on performance criteria to be determined by the board or compensation committee of the board (as the case may be) in its sole discretion. Mr. Spisak is also eligible to participate in Reed’s other benefit plans available to its executive officers. The agreement contains customary confidentiality, non-competition and invention assignment covenants.

The description of the Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement. A copy of the Agreement will be filed as an exhibit to the company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2019.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective December 2, 2019, Joann Tinnelly is no longer serving as Interim Chief Financial Officer of Reed’s. She is resuming her position as Vice President and Corporate Controller of Reed’s and taking on an expanded role in finance and corporate strategy.

(c) Effective December 2, 2019, Reed’s appointed Thomas J. Spisak, age 52, to serve as Chief Financial Officer.

Since 1993, Mr. Spisak has held numerous positions in multiple divisions of Diageo, a multinational alcoholic beverage company (“Diageo”). Most recently, from January 2017 through June 2019, Mr. Spisak served as Diageo’s Vice President of Finance and Controller of North America. Prior, from 2012 to December 2016, he served as Vice President of Commercial Finance. From 2011 to 2012, he held the position of Director of Business Performance and, from 2010 to 2011, he held the position of Senior Finance Director of Marketing and Innovation Decision Support. Prior, during his tenure at Diageo, he held other positions in finance. Prior to Diageo, Mr. Spisak served at International Masters Publishers, Inc., a private company with publishing activities in 35 countries.

Mr. Spisak earned an MBA in International Business from Fairfield University in 1998 and a Bachelor of Science in Finance from the University of Rhode Island in 1990.

The description of the Executive Employment Agreement by and between Reed’s and Thomas J. Spisak contained in Item 1.01 is incorporated herein by this reference

Item 8.01 Other Events

Reed’s issued a press release on December 2, 2019 announcing the appointment of Thomas J. Spisak as Chief Financial Officer. The press release is attached hereto as Exhibit 99.1.

(d) Exhibits.

Exhibit No.	Title of Exhibit
99.1	Press Release of Reed’s Inc. dated December 2, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: December 2, 2019	By:	/s/ John Bello
John Bello
Interim CEO